UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2005
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4389 (Commission File No.)	06-1534213 (IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

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Item 1.01. Entry into a Material Definitive Agreement.

     At a meeting of the Management Resources Committee (the “MRC”) of the Board of Directors of Applera Corporation (“Applera”) held on January 20, 2005, the MRC approved acceleration of the vesting of unvested stock options previously awarded to employees, officers, and directors. The accelerated options were issued under the Applera Corporation/Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan and the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan. Options with vesting based on performance and options held by employees located in certain foreign countries were not accelerated. Shares received upon the exercise of accelerated options held by directors, officers, and certain other senior managers, including all of Applera’s executive officers, may not be sold prior to the earlier of the original vesting date or their termination of employment or service.

     Attached hereto as Exhibit 99.1 and incorporated by reference to this Item is the text of Applera’s January 20, 2005, press release announcing the acceleration of vesting of options as described above.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

     The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	January 20, 2005, press release announcing the acceleration of stock option vesting.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ William B. Sawch
William B. Sawch Senior Vice President and General Counsel

Dated: January 25, 2005

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EXHIBIT INDEX

Exhibit No.	Description

99.1	January 20, 2005, press release announcing the acceleration of stock option vesting.